SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2001

CATAWBA VALLEY BANCHSHARES, INC.
(Exact name of Registrant as specified in its charter)

North Carolina	0-26551	56-2137427

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1039 Second Street, NE, Hickory, North Carolina 28601-3843
(Address of principal executive offices)

Registrant's telephone number, including area code (828) 431-2300

Not Applicable
(Former address of principal executive offices)

Item 5 Other Events and Regulation FD Disclosure.

The Registrant has presented certain information regarding the proposed share exchange between the Registrant and First Gaston Bank of North Carolina, Gastonia, North Carolina ("First Gaston"). The information was presented at the Special Meeting of Shareholders for First Gaston and the Registrant both of which took place on November 27, 2001. The information will also be presented to certain members of the investment community who have agreed to make a market in the Registrant's common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATAWBA VALLEY BANCSHARES, INC.

	By:	/s/ R. Steve Aaron
R. Steve Aaron
President and CEO

Dated: December 3, 2001

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Presentation